Exhibit 99.1

Visa Inc. Reports Fiscal Third Quarter 2013 Net Income of $1.2 billion or $1.88 per diluted share and Authorizes New $1.5 Billion Share Repurchase Program

•	Broad-based net revenue growth of 17%

•	Company repurchased 6 million shares during the quarter and authorized a new $1.5 billion share repurchase program

Foster City, CA, July 24, 2013 – Visa Inc. (NYSE: V) today announced financial results for the Company’s fiscal third quarter 2013 ended June 30, 2013. Net income for the quarter was $1.2 billion or $1.88 per share, an increase of 16% and 20%, respectively, over the prior year adjusted results. The prior year results were adjusted to exclude a litigation provision of $4.1 billion and related tax benefits associated with the Multidistrict Litigation proceedings taken in the fiscal third quarter of 2012.

All references to earnings per share assume fully-diluted class A share count unless otherwise noted. The Company’s adjusted quarterly net income per share of class A common stock is a non-GAAP financial measure that is reconciled to its most directly comparable GAAP measure in the accompanying financial tables.

Net operating revenue in the fiscal third quarter of 2013 was $3.0 billion, an increase of 17% over the prior year, driven by strong growth in service revenues, data processing revenues and international transaction revenues.

“Visa delivered solid financial performance during our fiscal third quarter and we remain confident in delivering our guidance for fiscal year 2013,” said Charlie Scharf, Chief Executive Officer of Visa Inc. “We remain committed and focused on our long-term strategic goal of supporting our issuers, acquirers, merchants and government partners through flexibility and innovation in electronic payments. We are accelerating opportunities to expand our network through mobile, eCommerce and data-driven solutions, while continuing to deliver value to our shareholders.”

Fiscal Third Quarter 2013 Financial Highlights:

Payments volume growth, on a constant dollar basis, for the three months ended March 31, 2013, on which fiscal third quarter service revenue is recognized, was 9% over the prior year at $1.0 trillion.

Payments volume growth, on a constant dollar basis, for the three months ended June 30, 2013, was 13% over the prior year at $1.1 trillion.

Cross-border volume growth, on a constant dollar basis, was 11% for the three months ended June 30, 2013.

Total processed transactions, which represent transactions processed by VisaNet, for the three months ended June 30, 2013, were 15.0 billion, a 14% increase over the prior year.

Fiscal third quarter 2013 service revenues were $1.3 billion, an increase of 7% versus the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 15% over the prior year to $1.2 billion. International transaction revenues, which are driven by cross-border activity, grew 14% over the prior year to $854 million. Other revenues, which include the Visa Europe licensing fee, were $179 million, a 1% increase over the prior year. Client incentives, which are a contra revenue item, were $521 million and represent 15% of gross revenues.

Total operating expenses were $1.2 billion for the quarter, a 9% increase over the prior year adjusted results, mainly due to personnel, network and processing fees, and depreciation and amortization associated with investments in technology projects to support our global growth initiatives.

The effective tax rate was 33.2% for the quarter ended June 30, 2013.

Cash, cash equivalents, and available-for-sale investment securities were $6.5 billion at June 30, 2013.

The weighted-average number of diluted class A common stock outstanding was 651 million for the quarter ended June 30, 2013.

Notable Events:

During the three months ended June 30, 2013, the Company repurchased 6 million shares of class A common stock, at an average price of $176.75 per share, using $981 million of cash on hand. At June 30, 2013, the Company had $61 million of remaining funds, authorized by the Board of Directors, available for share repurchase under the current program. In addition, the Board of Directors has authorized a new $1.5 billion class A share repurchase program. The authorization will be in place through July 2014, and is subject to further changes at the discretion of the Board.

As announced on July 16, 2013, the Board of Directors declared a quarterly dividend in the aggregate amount of $0.33 per share of class A common stock (determined in the case of class B and class C common stock on an as-converted basis) payable on September 4, 2013, to all holders of record of the Company’s class A, class B and class C common stock as of August 16, 2013.

Financial Outlook:

Visa Inc. updates its financial outlook for the following metrics for fiscal 2013:

•	Annual net revenue growth: Around 13%; and

•	Adjusted annual diluted class A common stock earnings per share growth: Low twenties.

Visa Inc. affirms its financial outlook for the following metrics for fiscal 2013:

•	Client incentives as a percent of gross revenues: 16% to 17% range;

•	Marketing expenses: Under $1 billion;

•	Annual operating margin: About 60%;

•	Tax rate: 30% to 32% range;

•	Capital expenditures: $425 million to $475 million range; and

•	Annual free cash flow: About $6 billion.

Visa Inc. affirms its financial outlook for the following metrics for fiscal 2014:

•	Annual net revenue growth: Low double digits;

•	Adjusted annual diluted class A common stock earnings per share growth: Mid to high teens; and

•	Annual free cash flow: About $5 billion.

Fiscal Third Quarter 2013 Earnings Results Conference Call Details:

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information, is available on Visa Inc.’s Investor Relations website at http://investor.visa.com.

About Visa

Visa is a global payments technology company that connects consumers, businesses, financial institutions, and governments in more than 200 countries and territories to fast, secure and reliable electronic payments. We operate one of the world’s most advanced processing networks-VisaNet-that is capable of handling more than 30,000 transaction messages a second, with fraud protection for consumers and assured payment for merchants. Visa is not a bank and does not issue cards, extend credit or set rates and fees for consumers. Visa’s innovations, however, enable its financial institution customers to offer consumers more choices: pay now with debit, ahead of time with prepaid or later with credit products. For more information, visit corporate.visa.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements can be identified by the terms “outlook,” “will,” “continued,” and similar references to the future. Examples of such forward-looking statements include, but are not limited to, statements we make about our revenue, earnings per share, incentive payments, expenses, operating margin, tax rate, capital expenditures, free cash flow, and the growth of those items.

By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are neither statements of historical fact nor guarantees of future performance and (iii) are subject to risks, uncertainties, assumptions and changes in circumstances that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements because of a variety of factors, including the following:

•	the impact of laws, regulations and marketplace barriers, including:

•	rules capping debit interchange reimbursement fees promulgated under the U.S. Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act;

•	rules under the Dodd-Frank Act expanding issuers’ and merchants’ choice among debit payment networks;

•	increased regulation outside the United States and in other product categories;

•	increased government support of national payment networks outside the United States; and

•	rules about consumer privacy and data use and security;

•	developments in litigation and government enforcement, including:

•	those affecting interchange reimbursement fees, antitrust and tax disputes; and

•	our failure to satisfy the conditions necessary to make the multidistrict litigation settlement effective;

•	economic factors, such as:

•	an increase or spread of the current European crisis involving sovereign debt and the euro;

•	failure to resolve the current sequestration in the United States;

•	cross-border activity and currency exchange rates;

•	material changes in our clients’ performance compared to our estimates; and

•	other global economic, political and health conditions;

•	industry developments, such as competitive pressure, rapid technological developments, and disintermediation from the payments value stream;

•	system developments, such as:

•	disruption of our transaction processing systems or the inability to process transactions efficiently;

•	account data compromises or increased fraudulent or other illegal activities involving our cards; and

•	issues arising at Visa Europe, including failure to maintain interoperability between our systems;

•	costs and liquidity needs arising if Visa Europe were to exercise its right to require us to acquire all of its outstanding stock;

•	loss of organizational effectiveness or key employees;

•	failure to integrate acquisitions successfully or to effectively launch new products and businesses; and

the other factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. You should not place undue reliance on such statements. Unless required to do so by law, we do not intend to update or revise any forward–looking statement, because of new information or future developments or otherwise.

Contacts:

Investor Relations: Jack Carsky or Victoria Hyde-Dunn, 650-432-7644, ir@visa.com

Media Relations: Paul Cohen or Erika White, 650-432-2990, globalmedia@visa.com

VISA INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2013	September 30, 2012
	(in millions, except par value data)
Assets
Cash and cash equivalents	$1,453	$2,074
Restricted cash - litigation escrow	49	4,432
Investment securities
Trading	73	66
Available-for-sale	1,822	677
Income tax receivable	600	179
Settlement receivable	459	454
Accounts receivable	779	723
Customer collateral	817	823
Current portion of client incentives	240	209
Deferred tax assets	429	2,027
Prepaid expenses and other current assets	220	122

Total current assets	6,941	11,786
Investment securities, available-for-sale	3,189	3,283
Client incentives	85	58
Property, equipment and technology, net	1,689	1,634
Other assets	332	151
Intangible assets, net	11,368	11,420
Goodwill	11,681	11,681

Total assets	$35,285	$40,013

Liabilities
Accounts payable	$131	$152
Settlement payable	817	719
Customer collateral	817	823
Accrued compensation and benefits	444	460
Client incentives	829	830
Accrued liabilities	628	584
Accrued litigation	5	4,386

Total current liabilities	3,671	7,954
Deferred tax liabilities	4,043	4,058
Other liabilities	568	371

Total liabilities	8,282	12,383

Equity
Preferred stock, $0.0001 par value, 25 shares authorized and none issued	—	—
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 515 and 535 shares issued and outstanding at June 30, 2013, and September 30, 2012, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2013, and September 30, 2012	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 27 and 31 shares issued and outstanding at June 30, 2013, and September 30, 2012, respectively	—	—
Additional paid-in capital	19,130	19,992
Accumulated income	7,989	7,809
Accumulated other comprehensive income (loss), net
Investment securities, available-for-sale	26	3
Defined benefit pension and other postretirement plans	(181)	(186)
Derivative instruments classified as cash flow hedges	40	13
Foreign currency translation adjustments	(1)	(1)

Total accumulated other comprehensive loss, net	(116)	(171)

Total equity	27,003	27,630

Total liabilities and equity	$35,285	$40,013

VISA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(in millions, except per share data)
Operating Revenues
Service revenues	$1,298	$1,216	$3,967	$3,608
Data processing revenues	1,191	1,040	3,456	2,913
International transaction revenues	854	748	2,490	2,229
Other revenues	179	175	533	532
Client incentives	(521)	(614)	(1,641)	(1,592)

Total operating revenues	3,001	2,565	8,805	7,690

Operating Expenses
Personnel	493	435	1,433	1,255
Marketing	252	242	640	602
Network and processing	117	102	346	303
Professional fees	103	99	282	251
Depreciation and amortization	101	84	291	244
General and administrative	108	112	322	320
Litigation provision	(1)	4,098	3	4,098

Total operating expenses	1,173	5,172	3,317	7,073

Operating income (loss)	1,828	(2,607)	5,488	617
Non-operating income	5	—	3	2

Income (loss) before income taxes	1,833	(2,607)	5,491	619
Income tax provision (benefit)	608	(768)	1,703	139

Net income (loss) including non-controlling interest	1,225	(1,839)	3,788	480
Loss attributable to non-controlling interest	—	—	—	2

Net income (loss) attributable to Visa Inc.	$1,225	$(1,839)	$3,788	$482

Basic earnings (loss) per share
Class A common stock	$1.89	$(2.74)	$5.76	$0.71

Class B common stock	$0.79	$(1.16)	$2.42	$0.32

Class C common stock	$1.89	$(2.74)	$5.76	$0.71

Basic weighted-average shares outstanding
Class A common stock	515	525	524	523

Class B common stock	245	245	245	245

Class C common stock	28	40	29	43

Diluted earnings (loss) per share
Class A common stock	$1.88	$(2.74)	$5.74	$0.71

Class B common stock	$0.79	$(1.16)	$2.41	$0.32

Class C common stock	$1.88	$(2.74)	$5.74	$0.71

Diluted weighted-average shares outstanding
Class A common stock	651	672	660	681

Class B common stock	245	245	245	245

Class C common stock	28	40	29	43

VISA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended June 30,
	2013	2012
	(in millions)
Operating Activities
Net income including non-controlling interest	$3,788	$480
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Amortization of client incentives	1,641	1,592
Share-based compensation	139	112
Excess tax benefit for share-based compensation	(64)	(42)
Depreciation and amortization of property, equipment, technology and intangible assets	291	244
Deferred income taxes	1,562	(1,427)
Litigation provision and accretion	3	4,099
Other	39	(34)
Change in operating assets and liabilities:
Income tax receivable	(421)	(41)
Settlement receivable	(5)	(31)
Accounts receivable	(56)	(231)
Client incentives	(1,700)	(1,315)
Other assets	(310)	—
Accounts payable	5	(58)
Settlement payable	98	298
Accrued and other liabilities	351	134
Accrued litigation	(4,384)	(140)

Net cash provided by operating activities	977	3,640

Investing Activities
Purchases of property, equipment, technology and intangible assets	(333)	(270)
Proceeds from disposal of property, equipment and technology	—	2
Investment securities, available-for-sale:
Purchases	(2,789)	(3,326)
Proceeds from sales and maturities	1,767	1,640
Net distributions from other investments	1	14
Acquisitions, net of cash received	—	(3)

Net cash used in investing activities	(1,354)	(1,943)

Financing Activities
Repurchase of class A common stock	(4,054)	(536)
Dividends paid	(653)	(448)
Deposits into litigation escrow account—retrospective responsibility plan	—	(1,565)
Payments from litigation escrow account—retrospective responsibility plan	4,383	140
Cash proceeds from exercise of stock options	98	111
Restricted stock and performance shares settled in cash for taxes	(64)	—
Excess tax benefit for share-based compensation	64	42
Payment for earn-out related to PlaySpan acquisition	(12)	—
Principal payments on capital lease obligations	(6)	(6)

Net cash used in financing activities	(244)	(2,262)

Effect of exchange rate changes on cash and cash equivalents	—	(4)

Decrease in cash and cash equivalents	(621)	(569)
Cash and cash equivalents at beginning of year	2,074	2,127

Cash and cash equivalents at end of period	$1,453	$1,558

Supplemental Disclosure of Cash Flow Information
Income taxes paid, net of refunds	$478	$1,575
Amounts included in accounts payable and accrued and other liabilities related to purchases of property, equipment, technology and intangible assets	$27	$85

VISA INC.

FISCAL 2013 AND 2012 QUARTERLY RESULTS OF OPERATIONS

(UNAUDITED)

	Fiscal 2013 Quarter Ended			Fiscal 2012 Quarter Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	(in millions)
Operating Revenues
Service revenues	$1,298	$1,369	$1,300	$1,264	$1,216
Data processing revenues	1,191	1,150	1,115	1,062	1,040
International transaction revenues	854	831	805	796	748
Other revenues	179	175	179	172	175
Client incentives	(521)	(567)	(553)	(563)	(614)

Total operating revenues	3,001	2,958	2,846	2,731	2,565

Operating Expenses
Personnel	493	486	454	471	435
Marketing	252	195	193	271	242
Network and processing	117	119	110	111	102
Professional fees	103	91	88	134	99
Depreciation and amortization	101	98	92	89	84
General and administrative	108	108	106	131	112
Litigation provision	(1)	1	3	2	4,098

Total operating expenses	1,173	1,098	1,046	1,209	5,172

Operating income (loss)	1,828	1,860	1,800	1,522	(2,607)
Non-operating income (expense)	5	(3)	1	66	—

Income (loss) before income taxes	1,833	1,857	1,801	1,588	(2,607)
Income tax provision (benefit)	608	587	508	(74)	(768)

Net income (loss) attributable to Visa Inc.	$1,225	$1,270	$1,293	$1,662	$(1,839)

VISA INC.

Reconciliation of Non-GAAP Financial Results

US$ in millions, except percentages and per share data

Our reported financial results for the three months ended June 30, 2012 included a litigation provision of $4.1 billion and related tax benefits associated with the interchange MDL, which is covered by the retrospective responsibility plan. We believe the presentation of adjusted financial results excluding the litigation provision adjustment provides a clearer understanding of our operating performance in that period. The following table presents our financial results for the three months ended June 30, 2013, as compared to our adjusted financial results for the three months ended June 30, 2012.

	Three Months Ended June 30,
	Operating expenses		Operating margin(1)		Net income (loss) attributable to Visa Inc.			Diluted earnings (loss) per share(2)
	2013	2012	2013	2012	2013	2012		2013	2012
As reported	$1,173	$5,172	61%	(102)%	$1,225	$(1,839)		$1.88	$(2.74)
Litigation provision	—	(4,098)	—	NM	—	2,894	(3)	—	4.30

Adjusted	$1,173	$1,074	61%	58%	$1,225	$1,055		$1.88	$1.56

Weighted-average number of diluted shares outstanding(4)								651	675

(1)	Operating margin is calculated as operating income (loss) divided by total operating revenues.
(2)	Figures in the table may not recalculate exactly due to rounding. Diluted earnings (loss) per share is calculated based on whole numbers, not the rounded numbers presented.
(3)

The litigation provision adjustment to net income (loss) attributable to Visa Inc. is shown net of tax. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision and applying any reserves for uncertain tax positions.

(4)

For the three months ended June 30, 2012, the computation of adjusted diluted earnings per share included the effect of 3 million incremental dilutive shares, which were excluded from the computation of reported diluted loss per share as they are considered anti-dilutive when applied to a net loss.

Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended June 30, 2013, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2013 and 2012, for cards carrying the Visa, Visa Electron and Interlink brands. Also included is a table with information on the number of billable transactions processed on Visa Inc.’s CyberSource network.

1. Branded Volume and Transactions

The tables present total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

	For the 3 Months Ended June 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$456	10.5%	13.1%	$304	9.7%	13.7%	3,337	$152	12.3%	12.1%	816
Canada	65	5.4%	6.0%	59	5.7%	6.3%	566	5	2.4%	3.0%	11
CEMEA	264	12.8%	15.1%	56	24.8%	28.4%	1,045	208	10.0%	12.0%	1,146
LAC	270	9.9%	13.0%	101	14.4%	19.2%	2,304	169	7.4%	9.5%	974
US	683	10.3%	10.3%	570	11.3%	11.3%	11,207	113	5.8%	5.8%	892

Visa Inc.	1,737	10.5%	12.0%	1,090	11.4%	13.1%	18,459	647	9.0%	10.2%	3,840
Visa Credit Programs
US	$282	10.1%	10.1%	$270	10.0%	10.0%	3,185	$12	12.1%	12.1%	15
Rest of World	463	8.5%	12.1%	412	9.0%	13.0%	4,902	51	4.3%	5.5%	199

Visa Inc.	745	9.1%	11.4%	682	9.4%	11.8%	8,087	63	5.7%	6.7%	214
Visa Debit Programs
US	$401	10.5%	10.5%	$300	12.4%	12.4%	8,022	$101	5.1%	5.1%	877
Rest of World	591	12.3%	13.9%	108	22.2%	24.4%	2,350	484	10.3%	11.8%	2,749

Visa Inc.	992	11.6%	12.5%	408	14.9%	15.4%	10,372	585	9.4%	10.6%	3,626

	For the 3 Months Ended March 31, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$449	10.1%	12.2%	$295	9.9%	12.8%	3,116	$154	10.6%	11.2%	755	581	682
Canada	56	0.3%	0.5%	51	1.3%	1.5%	489	5	-9.5%	-9.3%	10	29	38
CEMEA	242	14.7%	16.8%	50	24.8%	28.4%	932	192	12.3%	14.1%	1,070	278	277
LAC	261	5.0%	12.8%	98	8.7%	18.4%	2,225	164	2.9%	9.7%	926	402	431
US	637	3.5%	3.5%	530	4.3%	4.3%	10,355	108	-0.1%	-0.1%	831	541	706

Visa Inc.	1,646	6.9%	9.0%	1,025	7.0%	8.7%	17,117	621	6.8%	9.4%	3,592	1,831	2,134
Visa Credit Programs
US	$255	9.2%	9.2%	$244	9.1%	9.1%	2,842	$12	12.8%	12.8%	15	206	278
Rest of World	440	7.1%	10.4%	393	7.8%	11.5%	4,567	48	2.0%	2.5%	181	462	522

Visa Inc.	696	7.9%	10.0%	637	8.2%	10.5%	7,409	59	4.0%	4.4%	196	668	801
Visa Debit Programs
US	$382	0.0%	0.0%	$286	0.6%	0.6%	7,513	$96	-1.5%	-1.5%	817	336	428
Rest of World	568	10.9%	14.5%	102	19.8%	24.4%	2,195	466	9.1%	12.6%	2,580	828	906

Visa Inc.	950	6.3%	8.2%	388	5.0%	5.9%	9,708	562	7.1%	9.9%	3,396	1,164	1,333

Operational Performance Data

	For the 3 Months Ended December 31, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$459	12.1%	11.7%	$313	13.5%	12.6%	3,264	$145	9.2%	9.7%	755	570	670
Canada	67	10.4%	6.6%	62	11.1%	7.3%	561	5	2.1%	-1.4%	11	28	38
CEMEA	261	18.3%	19.8%	51	29.8%	32.3%	917	211	15.8%	17.1%	1,148	273	272
LAC	281	6.9%	15.2%	103	10.7%	20.7%	2,355	178	4.8%	12.2%	1,014	402	431
US	653	2.8%	2.8%	545	3.0%	3.0%	10,641	108	2.1%	2.1%	860	535	700

Visa Inc.	1,720	8.3%	9.6%	1,074	8.1%	8.6%	17,738	647	8.7%	11.2%	3,787	1,808	2,111
Visa Credit Programs
US	$274	10.5%	10.5%	$262	10.8%	10.8%	3,131	$12	4.2%	4.2%	16	204	277
Rest of World	477	10.8%	11.0%	424	12.0%	12.4%	4,843	52	2.3%	0.9%	196	460	518

Visa Inc.	751	10.7%	10.8%	687	11.5%	11.8%	7,974	64	2.6%	1.5%	212	663	795
Visa Debit Programs
US	$379	-2.1%	-2.1%	$282	-3.4%	-3.4%	7,510	$97	1.9%	1.9%	845	331	423
Rest of World	590	12.9%	16.8%	105	22.9%	27.2%	2,254	486	11.0%	14.7%	2,731	813	893

Visa Inc.	969	6.5%	8.6%	387	2.6%	3.4%	9,764	582	9.4%	12.4%	3,575	1,145	1,316

	For the 3 Months Ended September 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$429	6.7%	9.2%	$290	6.5%	8.2%	3,115	$139	7.3%	11.5%	693	558	659
Canada	62	2.3%	3.7%	57	2.8%	4.3%	528	5	-3.7%	-2.3%	11	27	35
CEMEA	238	11.9%	18.9%	47	27.0%	35.6%	805	191	8.8%	15.4%	1,070	264	265
LAC	254	1.9%	16.5%	92	3.5%	19.8%	2,165	161	0.9%	14.7%	941	395	424
US	631	0.9%	0.9%	522	0.9%	0.9%	10,340	110	0.6%	0.6%	886	522	683

Visa Inc.	1,614	4.1%	7.9%	1,008	3.8%	5.9%	16,952	606	4.6%	11.2%	3,601	1,765	2,066
Visa Credit Programs
US	$261	8.2%	8.2%	$250	9.2%	9.2%	2,977	$11	-9.9%	-9.9%	16	200	273
Rest of World	441	4.9%	8.9%	392	6.2%	10.1%	4,593	49	-3.9%	0.1%	190	455	515

Visa Inc.	703	6.1%	8.6%	642	7.3%	9.8%	7,570	61	-5.1%	-2.0%	205	656	788
Visa Debit Programs
US	$370	-3.8%	-3.8%	$272	-5.7%	-5.7%	7,363	$98	2.0%	2.0%	870	322	410
Rest of World	541	7.5%	16.4%	95	11.4%	20.2%	2,019	447	6.7%	15.6%	2,525	788	868

Visa Inc.	911	2.6%	7.3%	366	-1.8%	-0.1%	9,382	545	5.8%	12.9%	3,396	1,109	1,278

	For the 3 Months Ended June 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$413	8.8%	11.2%	$277	11.5%	13.3%	3,001	$136	3.6%	7.2%	651	537	645
Canada	61	1.8%	6.3%	56	1.9%	6.4%	513	5	0.8%	5.2%	11	25	33
CEMEA	234	14.4%	23.5%	45	28.4%	39.6%	751	189	11.5%	20.3%	1,088	256	258
LAC	245	0.4%	15.7%	88	3.2%	19.7%	2,055	157	-1.0%	13.6%	967	385	415
US	619	-0.6%	-0.6%	513	-1.1%	-1.1%	10,020	107	1.5%	1.5%	861	511	666

Visa Inc.	1,572	4.0%	8.1%	978	3.9%	6.1%	16,340	594	4.3%	11.5%	3,578	1,714	2,016
Visa Credit Programs
US	$256	9.3%	9.3%	$246	9.7%	9.7%	2,880	$11	0.1%	0.1%	15	196	265
Rest of World	426	6.7%	11.1%	378	8.5%	13.0%	4,437	49	-5.6%	-1.0%	192	451	511

Visa Inc.	683	7.6%	10.4%	623	9.0%	11.6%	7,317	59	-4.6%	-0.8%	207	647	776
Visa Debit Programs
US	$363	-6.6%	-6.6%	$267	-9.2%	-9.2%	7,140	$96	1.7%	1.7%	846	315	401
Rest of World	526	7.8%	17.9%	88	16.9%	28.3%	1,883	438	6.2%	16.0%	2,525	752	839

Visa Inc.	890	1.4%	6.4%	355	-3.9%	-2.3%	9,023	535	5.3%	13.1%	3,371	1,066	1,240

Operational Performance Data

	For the 12 Months Ended June 30, 2013
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit
Asia Pacific	$1,793	9.9%	11.6%	$1,202	9.9%	11.8%	12,833	$591	9.9%	11.1%	3,018
Canada	249	4.7%	4.3%	230	5.3%	4.9%	2,144	20	-2.2%	-2.5%	43
CEMEA	1,005	14.4%	17.6%	204	26.5%	31.0%	3,699	801	11.7%	14.6%	4,434
LAC	1,065	5.9%	14.3%	394	9.3%	19.5%	9,048	671	4.0%	11.5%	3,856
US	2,605	4.4%	4.4%	2,166	4.8%	4.8%	42,543	438	2.1%	2.1%	3,470

Visa Inc.	6,717	7.5%	9.6%	4,196	7.6%	9.1%	70,266	2,521	7.3%	10.5%	14,820
Visa Credit Programs
US	$1,073	9.5%	9.5%	$1,026	9.8%	9.8%	12,135	$47	4.1%	4.1%	61
Rest of World	1,821	7.9%	10.6%	1,621	8.8%	11.8%	18,905	200	1.1%	2.2%	766

Visa Inc.	2,894	8.5%	10.2%	2,647	9.2%	11.0%	31,040	247	1.7%	2.5%	827
Visa Debit Programs
US	$1,532	1.0%	1.0%	$1,140	0.8%	0.8%	30,407	$392	1.9%	1.9%	3,408
Rest of World	2,291	10.9%	15.4%	409	19.1%	24.1%	8,818	1,882	9.3%	13.6%	10,585

Visa Inc.	3,823	6.7%	9.2%	1,549	5.0%	6.0%	39,226	2,274	7.9%	11.4%	13,993

	For the 12 Months Ended June 30, 2012
	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit
Asia Pacific	$1,632	15.0%	12.6%	$1,094	17.5%	14.2%	11,712	$537	10.2%	9.5%	2,534	537	645
Canada	238	6.6%	7.0%	218	6.9%	7.3%	1,964	20	4.2%	4.6%	42	25	33
CEMEA	878	20.4%	24.9%	161	32.1%	38.3%	2,628	717	18.0%	22.3%	4,167	256	258
LAC	1,006	11.5%	17.3%	360	15.5%	21.8%	8,045	645	9.5%	14.9%	3,832	385	415
US	2,496	5.6%	5.6%	2,066	5.3%	5.3%	41,241	430	7.0%	7.0%	3,525	511	666

Visa Inc.	6,250	10.9%	11.6%	3,900	10.4%	10.2%	65,590	2,350	11.6%	14.0%	14,100	1,714	2,016
Visa Credit Programs
US	$979	10.4%	10.4%	$934	10.4%	10.4%	10,953	$45	10.3%	10.3%	62	196	265
Rest of World	1,689	13.8%	12.8%	1,490	15.1%	13.9%	17,251	198	5.1%	5.5%	745	451	511

Visa Inc.	2,668	12.6%	11.9%	2,425	13.3%	12.5%	28,204	243	6.1%	6.4%	807	647	776
Visa Debit Programs
US	$1,516	2.7%	2.7%	$1,132	1.5%	1.5%	30,288	$385	6.6%	6.6%	3,463	315	401
Rest of World	2,065	15.4%	18.9%	343	25.0%	28.8%	7,098	1,722	13.6%	17.1%	9,830	752	839

Visa Inc.	3,582	9.6%	11.3%	1,475	6.1%	6.6%	37,386	2,107	12.2%	15.0%	13,293	1,066	1,240

Operational Performance Data

Footnote

The preceding tables present regional total volume, payments volume and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards carrying the Visa, Visa Electron and Interlink brands. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

Payments volume represents the aggregate dollar amount of purchases made with cards carrying the Visa, Visa Electron and Interlink brands for the relevant period; and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks; but excludes proprietary PLUS volume. Total volume represents payments volume plus cash volume.

Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs.

The data presented is based on results reported quarterly by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated.

Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. Rest of World includes Asia Pacific, Canada, CEMEA and LAC.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement.

Operational Performance Data

2. Cross Border Volume

The table below represents cross border volume growth for cards carrying the Visa, Visa Electron, Interlink and PLUS brands. Cross border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended
Jun 30, 2013	11%	11%
Mar 31, 2013	10%	10%
Dec 31, 2012	11%	11%
Sep 30, 2012	7%	10%
Jun 30, 2012	10%	14%

12 Months Ended
Jun 30, 2013	9%	11%
Jun 30, 2012	14%	15%

3. Visa Processed Transactions

The table below represents transactions involving Visa, Visa Electron, Interlink and PLUS cards processed on Visa’s networks. CyberSource transactions are not included in this table, and are reported in the next section.

Period	Processed Transactions (millions)	Growth
3 Months Ended
Jun 30, 2013	14,972	14%
Mar 31, 2013	13,850	6%
Dec 31, 2012	14,159	4%
Sep 30, 2012	13,573	2%
Jun 30, 2012	13,113	1%

12 Months Ended
Jun 30, 2013	56,554	7%
Jun 30, 2012	53,014	7%

Operational Performance Data

4. CyberSource Transactions

The table below represents billable transactions processed on Visa Inc.’s CyberSource network.

Period	Billable Transactions (millions)	Growth
3 Months Ended
Jun 30, 2013	1,648	27%
Mar 31, 2013	1,608	25%
Dec 31, 2012	1,581	28%
Sep 30, 2012	1,363	25%
Jun 30, 2012	1,303	25%

12 Months Ended
Jun 30, 2013	6,199	26%
Jun 30, 2012	4,907	27%